UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2013

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2013, Maurizio Voi, M.D., the Chief Medical and Chief Development Officer and Executive Vice President of Curis, Inc. (the “Company”), departed the Company to pursue other opportunities.

Item 8.01. Other Events

On August 13, 2013, the board of directors of the Company appointed Jaye Viner, M.D. as its Chief Medical Officer and Executive Vice President.

Dr. Viner, Age 57, served as a Medical Director at Millennium: The Takeda Oncology Company, a biotechnology company, from April 2012 until August 2013, and as an Associate Director, Clinical Development – Oncology at MedImmune, LLC. (AstraZeneca) from April 2009 until April 2012. From 1995 until March 2009, Dr. Viner held senior leadership positions at the National Cancer Institute and the National Institutes of Health, including Deputy and Acting Director of the Office of Centers, Training and Resources, and Chief of the Gastrointestinal and Other Cancers Research Group in the Division of Cancer Prevention.

On August 13, 2013, the Company issued a press release announcing the appointment of Dr. Viner, M.D. as Chief Medical Officer and Executive Vice President and the departure of Dr. Voi from the same position. The full text of the press release issued in connection with this announcement is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: August 15, 2013	By:	/s/ Michael P. Gray
Michael P. Gray Chief Business and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on August 13, 2013